Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, N.J. 07666

Cognizant to Acquire TriZetto, Creating a Fully-Integrated

Healthcare Technology and Operations Leader

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With more than $3 billion in combined healthcare revenue, Cognizant and TriZetto will serve nearly 245,000 healthcare providers, as well as approximately 350 payers with approximately 180 million covered lives in the U.S.

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Positions Cognizant to address the rapidly-changing healthcare marketplace—currently 17 percent of U.S. GDP—with next-generation solutions that increase efficiency, reduce costs and improve healthcare outcomes.

TEANECK, N.J.—September 15, 2014—Cognizant (NASDAQ: CTSH), a global leader in information technology, consulting and business process services, today announced that it has entered into a definitive agreement to acquire TriZetto Corporation for $2.7 billion in cash, subject to customary adjustments. Based in Englewood, CO, privately-held TriZetto is a leading provider of healthcare IT software and solutions.

“Healthcare is undergoing structural shifts due to reform, cost pressure and shifting responsibilities between payers and providers. This creates a significant growth opportunity, which TriZetto will help us capture,” said Francisco D’Souza, CEO of Cognizant. “We are excited that the integrated portfolio of capabilities across technology and operations will uniquely position us to help clients drive higher levels of operational efficiency, while re-imagining care for the future. We look forward to welcoming the TriZetto team into the Cognizant family and creating a truly differentiated and sustainable foundation for healthcare.”

Cognizant expects this acquisition to accelerate significantly its market position and strategy of delivering innovative healthcare software and solutions to a wide range of healthcare clients. TriZetto brings to Cognizant significant and complementary new market opportunities, expertise and intellectual property, including:

•	Multiple industry-leading software platforms used by payers and providers.

•	Enhanced competitiveness in integrated engagement opportunities.

•	Approximately $1.5 billion of potential revenue synergies cumulatively over the next five years.

•	Attractive, non-linear software revenue.

TriZetto and its 3,700 employees will be a part of Cognizant’s existing healthcare business, which currently serves more than 200 clients, including 16 of the top 20 U.S. health plans and four of the top five pharmacy benefit management companies. Healthcare currently represents approximately 26 percent of Cognizant’s revenue.

“TriZetto solutions enable the healthcare interactions of millions of people in the U.S. every day,” said Jude Dieterman, President and COO of TriZetto. “Our agreement with Cognizant advances our vision of simplifying healthcare for everyone. We believe the combination of Cognizant and TriZetto’s talented employees and innovative technology and operations will have a meaningful impact on the way health is managed and care is delivered.”

“Cognizant and TriZetto have had a long-term relationship, having jointly served a number of healthcare clients to date,” said Gordon Coburn, President of Cognizant. “This acquisition is a natural fit for us. It represents a great opportunity to integrate services across our three horizons—traditional IT services; high-growth businesses such as management consulting, business process services and IT infrastructure services; and emerging delivery models—and provide even greater value to our clients.”

“The transaction is expected to be immediately accretive to Cognizant’s non-GAAP EPS, excluding one-time transaction costs and adjustments,” said Karen McLoughlin, CFO of Cognizant. “That earnings benefit is expected to increase over time as we realize significant revenue synergy potential from the combination of these businesses.”

Cognizant intends to finance the transaction through a combination of cash on hand and debt, and has secured $1 billion of committed financing in support of the transaction. The transaction is expected to close in the fourth quarter of 2014. The purchase agreement provides for customary closing conditions and purchase price adjustments including, without limitation, adjustments for items such as cash, indebtedness and working capital.

Cognizant was advised by Credit Suisse, UBS Securities LLC and Centerview Partners. Legal counsel to Cognizant was provided by Latham & Watkins LLP and Nishith Desai Associates. TriZetto was advised by J.P. Morgan Securities LLC and Goldman, Sachs & Co. Legal counsel to TriZetto was provided by Kirkland & Ellis LLP.

Conference Call/Webcast

Cognizant will host a conference call on September 15, 2014 at 8:00 a.m. (Eastern) to discuss the transaction. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 or 412-902-0170 (international) and provide the following conference passcode: Cognizant Call.

The conference call and corresponding presentation will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13590814 from two hours after the end of the call until 11:59 p.m. (Eastern) on Tuesday, September 30, 2014. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About TriZetto

TriZetto Corporation provides world-class information technology and service solutions that help payers and providers work more efficiently and collaborate to deliver better health. Working with more than 350 health plans, TriZetto solutions reach nearly 245,000 care providers. TriZetto helps healthcare organizations enhance administrative efficiency; improve the cost, quality and delivery of care; address compliance; and compete to win in an emerging retail market. Payer solutions include benefits administration, care management, network management and portal platforms, as well as consulting, application management and business management services. Provider solutions include real-time eligibility assurance, claims editing, revenue cycle management technology and services that help providers get paid quickly and accurately. For more information, visit www.trizetto.com.

TriZetto is currently owned by Funds advised by Apax Partners, together with minority investors BlueCross BlueShield of Tennessee and Cambia Health Solutions.

About Cognizant’s Healthcare and Life Sciences Practice

Cognizant’s Healthcare and Life Sciences practice is committed to helping change millions of lives for the better by partnering with clients to build solutions to healthcare challenges, continually improve the way they do business, set the pace in clinical development, strengthen their regulatory infrastructure, and increase competitiveness. With approximately $2.5 billion in annualized revenue, Cognizant’s healthcare practice is consistently ranked among the top 10 on the Healthcare Informatics Top 100, Cognizant serves 28 of the top 30 global pharmaceutical companies, 16 of the top 20 health plans in the U.S., 4 of the top 5 pharmacy benefit management companies in the U.S., 9 of the top 10 biotech companies, and 12 of the top 15 medical device companies. With a large team of dedicated professionals including doctors, pharmacologists, physicians, biomedical engineers, pharmacists, biostatisticians, medical writers, and GxP consultants, the practice provides domain-aligned consulting, IT, business process and analytics solutions globally.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 75 development and delivery centers worldwide and approximately 187,400 employees as of June 30, 2014, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the consummation of and financing for the acquisition of TriZetto, the timing of the closing, the transaction being accretive to Cognizant’s non-GAAP EPS, which excludes stock-based compensation costs, acquisition-related charges and net non-operating foreign currency exchange gains or losses and with respect to potential revenue synergies, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk that we may not be able to consummate or obtain the expected financing for the transaction with TriZetto, the risk that we will not successfully integrate TriZetto into our business, the risk that we will not achieve the expected benefits of the acquisition of TriZetto and the factors discussed in our most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contacts

Cognizant:

Investors: David Nelson 201-498-8840 David.nelson@cognizant.com	Media: Rick Lacroix 508-816-8458 Richard.lacroix@cognizant.com
TriZetto: Media: Wesley Bryant-King 303-542-2571 wesley.bryant-king@trizetto.com